EXHIBIT 5
                                                                    Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998



                                                 Retail               Wholesale
                                                 --------             --------


Weighted Cost of Capital                         0.062112             0.062991
(Annualized)
Average Days Outstanding                           32.36                17.00
                                                 --------             --------
Weighted Cost of Capital (Average
Days Outstanding)                                0.005500             0.002941
Collection Experience                            0.003210             0.000000
Factor
Agency Fee Rate                                  0.020000             0.020000
                                                 --------             --------

Total Discount Factor                            0.028710             0.022941
                                                 ========             ========






ASSUMPTIONS

INTEREST RATE                                     0.0561
RETAIL ROCE                                       0.1090
WHOLESALE ROCE                                    0.1199
TAX RATE                                          0.3800
DEBT RATIO                                        0.9500
EQUITY RATIO                                      0.0500


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                                                                     EXHIBIT 5
                                                                   Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998




                                                  Retail             Wholesale
                                                  --------           --------


Weighted Cost of Capital                          0.062194           0.062992
(Annualized)
Average Days Outstanding                            30.08              20.91
                                                  --------           --------
Weighted Cost of Capital (Average
Days Outstanding)                                 0.005124           0.003610
Collection Experience                             0.003100           0.000000
Factor
Agency Fee Rate                                   0.020000           0.020000
                                                  --------           --------

Total Discount Factor                             0.028224           0.023610
                                                  ========           ========






ASSUMPTIONS

INTEREST RATE                                      0.0561
RETAIL ROCE                                        0.1100
WHOLESALE ROCE                                     0.1199
TAX RATE                                           0.3800
DEBT RATIO                                         0.9500
EQUITY RATIO                                       0.0500

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                                                                     EXHIBIT 5
                                                                   Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998




                                      Arkansas   Louisiana   Texas     Wholesale
                                      --------   ---------  ---------  ---------


Weighted Cost of Capital              0.065097   0.065017   0.065984   0.062992
(Annualized)
Average Days Outstanding                37.91       37.72      31.90      20.53
                                      --------   ---------  ---------  ---------
Weighted Cost of Capital
(Average Days Outstanding)            0.006760   0.006709   0.005768   0.003547
Collection Experience Factor          0.004294   0.002389   0.002445   0.000000
Agency Fee Rate                       0.020000   0.020000   0.020000   0.020000
                                      --------   ---------  ---------  ---------

Total Discount Factor                 0.031054   0.029098   0.028213   0.023547
                                      ========   =========  =========  =========






ASSUMPTIONS

INTEREST RATE                                    0.0561
ARKANSAS ROCE                                    0.1460
LOUISIANA ROCE                                   0.1450
TEXAS ROCE                                       0.1570
WHOLESALE ROCE                                   0.1199
TAX RATE                                         0.3800
DEBT RATIO                                       0.9500
EQUITY RATIO                                     0.0500

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                                                                     EXHIBIT 5
                                                                   Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998




                                                Retail              Wholesale
                                                --------            ---------


Weighted Cost of Capital (Annualized)           0.062496             0.062992

Average Days Outstanding                          40.57                26.30
                                                --------            ---------
Weighted Cost of Capital
(Average Days Outstanding)                      0.006939             0.004543
Collection Experience Factor                    0.002069             0.000000
Agency Fee Rate                                 0.020000             0.020000
                                                --------             ---------

Total Discount Factor                           0.029008             0.024543
                                                ========             =========






ASSUMPTIONS

INTEREST RATE                                   0.05613
RETAIL ROCE                                     0.11375
WHOLESALE ROCE                                  0.11990
TAX RATE                                        0.38000
DEBT RATIO                                      0.95000
EQUITY RATIO                                    0.05000